UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2025, pursuant to the Stockholders Agreement, dated November 7, 2024, by and between Primo Brands Corporation (the “Company”), Triton Water Parent Holdings, LP (the “Initial ORCP Stockholder” and together with its affiliates, the “ORCP Stockholders”) and the other parties joined thereto from time to time (the “Stockholders Agreement”), and the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), following the decrease in ownership of the Company’s Class A common stock held by the ORCP Stockholders, each of Kurtis Barker and Allison Spector resigned from the Company’s Board of Directors (the “Board”), which became effective upon acceptance by the Unaffiliated Directors (as defined in the Stockholders Agreement) of the Board on May 21, 2025. Neither Kurtis Barker’s nor Allison Spector’s resignation is the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

In connection with such resignation, the Board reduced its size to eleven directors, which eliminates the vacancy for a Mutually Agreed Director (as defined in the Stockholders Agreement), as requested by the Initial ORCP Stockholder pursuant to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: May 21, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary